UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 002-79252
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 033-46318
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-82407
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-71110
Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-100600
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-117457
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-117458
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-151583
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-170287
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-177839
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-200700
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-200703
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-208304

UNDER
THE SECURITIES ACT OF 1933

ELIZABETH ARDEN, INC.
(Exact name of registrant as specified in its charter)

Florida	1-6370	59-0914138
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

880 Southwest 145th Avenue, Suite #200, Pembroke Pines, Florida	33027
(Address of Principal Executive Offices)	(Zip Code)

(954) 364-6900
(Registrant’s telephone number, including area code)

1981 Incentive Stock Option and Stock Appreciation Rights Plan
1981 Employee Stock Option and Stock Appreciation Rights Plan
Suave Shoe Corporation 1981 Employee Stock Option and Stock Appreciation Rights Plan
French Fragrances, Inc. 1995 Stock Option Plan
Non-Employee Director Stock Option Plan
Elizabeth Arden, Inc. 2000 Stock Incentive Plan
Elizabeth Arden, Inc. 2002 Employee Stock Purchase Plan
Elizabeth Arden, Inc. 2000 Stock Incentive Plan, as amended
Elizabeth Arden, Inc. 2004 Stock Incentive Plan
Elizabeth Arden, Inc. 2004 Non-Employee Director Stock Option Plan
Elizabeth Arden, Inc. 2004 Stock Incentive Plan, as amended and restated
Elizabeth Arden, Inc. 2010 Stock Award and Incentive Plan
Elizabeth Arden, Inc. 2011 Employee Stock Purchase Plan
Elizabeth Arden, Inc. 2014 Non-Employee Director Stock Award Plan
Elizabeth Arden, Inc. 2010 Stock Award and Incentive Plan, as amended and restated
Elizabeth Arden, Inc. 2010 Stock Award and Incentive Plan, as amended

(Full Titles of the Plans)

Oscar E. Marina
Executive Vice President, General Counsel and Secretary
Elizabeth Arden, Inc.
880 Southwest 145th Avenue, Suite #200
Pembroke Pines, Florida 33027

(Name and address of agent for service)

(954) 364-6900
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (the “Post-Effective Amendment”) relates to the following registration statements of Elizabeth Arden, Inc., a Florida corporation (the “Registrant”), on Form S-8 (collectively, the “Registration Statements”):

•
Registration Statement No. 002-79252 registering 250,000 shares of common stock, $0.01 par value per share (“Common Stock”), and 250,000 shares of Common Stock of the Registrant reserved for issuance under the 1981 Incentive Stock Option and Stock Appreciation Rights Plan and the 1981 Employee Stock Option and Stock Appreciation Rights Plan, respectively.

•
Registration Statement No. 033-46318 registering 175,600 shares of Common Stock of the Registrant reserved for issuance under the Suave Shoe Corporation 1981 Employee Stock Option and Stock Appreciation Rights Plan.

•
Registration Statement No. 333-82407 registering 1,722,960 shares of Common Stock and 200,000 shares of Common Stock of the Registrant reserved for issuance under the French Fragrances, Inc. 1995 Stock Option Plan and the Non-Employee Director Stock Option Plan, respectively.

•
Registration Statement No. 333-71110 registering 1,383,750 shares of Common Stock and 1,616,250 shares of Common Stock of the Registrant reserved for issuance under the Elizabeth Arden, Inc. 2000 Stock Incentive Plan.

•	Registration Statement No. 333-100600 registering 1,000,000 shares of Common Stock of the Registrant reserved for issuance under the Elizabeth Arden, Inc. 2002 Employee Stock Purchase Plan.

•	Registration Statement No. 333-117457 registering 1,100,000 shares of Common Stock of the Registrant reserved for issuance under the Elizabeth Arden, Inc. 2000 Stock Incentive Plan, as amended.

•
Registration Statement No. 333-117458 registering 2,315,000 shares of Common Stock and 35,000 shares of Common Stock of the Registrant reserved for issuance under the Elizabeth Arden, Inc. 2004 Stock Incentive Plan and the 2004 Non-Employee Director Stock Option Plan, respectively.

•
Registration Statement No. 333-151583 registering 781,230 shares of Common Stock of the Registrant reserved for issuance under the Elizabeth Arden, Inc. 2004 Stock Incentive Plan, as amended and restated.

•	Registration Statement No. 333-170287 registering 1,100,000 shares of Common Stock of the Registrant reserved for issuance under the Elizabeth Arden, Inc. 2010 Stock Award and Incentive Plan.

•	Registration Statement No. 333-177839 registering 1,000,000 shares of Common Stock of the Registrant reserved for issuance under the Elizabeth Arden, Inc. 2011 Employee Stock Purchase Plan.

•	Registration Statement No. 333-200700 registering 350,000 shares of Common Stock of the Registrant reserved for issuance under the Elizabeth Arden, Inc. 2014 Non-Employee Director Stock Award Plan.

•
Registration Statement No. 333-200703 registering 1,250,000 shares of Common Stock of the Registrant reserved for issuance under the Elizabeth Arden, Inc. 2010 Stock Award and Incentive Plan, as amended and restated.

•
Registration Statement No. 333-208304 registering 3,000,000 shares of Common Stock of the Registrant reserved for issuance under the Elizabeth Arden, Inc. 2010 Stock Award and Incentive Plan, as amended and restated.

On September 7, 2016, pursuant to the terms of that certain Agreement and Plan of Merger, dated as of June 16, 2016 (the “Merger Agreement”), by and among the Registrant, Revlon, Inc., a Delaware corporation (“Parent”), Revlon Consumer Products Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (“RCPC” and, collectively with Parent, “Revlon”), and RR Transaction Corp., a Florida corporation and a wholly-owned subsidiary of RCPC (“Acquisition Sub”), Acquisition Sub merged with and into the Registrant, with the Registrant as the surviving corporation and a wholly-owned subsidiary of RCPC.

As a result of the transactions contemplated by the Merger Agreement, the Registrant has terminated all offerings of the Registrant’s securities pursuant to the Registration Statements.

          Accordingly, the Registrant hereby terminates the effectiveness of the Registration Statements and, in accordance with undertakings made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, removes from registration any and all securities of the Registrant that had been registered for issuance but remain unsold under the Registration Statements. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in Pembroke Pines, Florida, on this 9th day of September, 2016. No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.

ELIZABETH ARDEN, INC.

	By:	/s/ Oscar E. Marina
Oscar E. Marina
Executive Vice President, General Counsel and Secretary - Elizabeth Arden

Date: September 9, 2016